EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-216676) of Equus Total Return, Inc., (the “Fund”) of our report dated April 10, 2025, relating to the financial statements and schedule, which appear in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Fund’s ability to continue as going concern.

/s/ BDO USA, P.C.

Houston, Texas

April 10, 2025